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                                                                     EXHIBIT 1.2

                       LIST OF OFFICERS AND DIRECTORS OF

                         HOWE BARNES INVESTMENTS, INC.


John A. Hawke            President and Chief Operating Officer

George H. Shelton        Director and Chief Executive Officer

Philip C. Allen          Director

Theodore M. Perkowski    Director

Richard W. Terrell       Director

Michael E. Sammon        Director

Michael R. Ochoa         Director

Daniel E. Coughlin       Director

Mario G. Bernardi        Director

Charles V. Doherty       Director

Betteann Keslinke        Director